ADDENDUM TO EMPLOYMENT AGREEMENT
                                 FOR PAUL TUNINK

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     The  Company  reaffirms  the  severance  provisions  under  Paul  Tunink's
Employment Agreement. The Company also clarifies that Mr. Tunink receives the severance package upon the occurrence of, but not limited to, the following conditions: 1) termination of employment by the Company or its successor; 2) reduction in salary; 3) the relocation of Employee's workplace from the Cedar Rapids, Iowa area; 4) the Company's failure in any material respect to perform any provision of the Employment Agreement; 5) the Employee's continued travel on the Company's behalf in excess of 50% for any continuous period of 60 days.

                                        /s/  Eugene  I.  Davis